Exhibit 99.2

RUBICON TECHNOLOGIES, LLC

AND SUBSIDIARIES

CONDENSED CONSOLIDATED Financial Statements

June 30, 2022

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

i

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$6,882	$10,617
Accounts receivable, net	47,598	42,660
Contract assets	62,143	56,984
Prepaid expenses	5,923	6,227
Other current assets	1,909	1,769
Total Current Assets	124,455	118,257

Property and equipment, net	2,600	2,611
Operating right-of-use assets	3,398	3,920
Other noncurrent assets	7,151	4,558
Goodwill	32,132	32,132
Intangible assets, net	12,490	14,163
Total Assets	$182,226	$175,641

LIABILITIES AND MEMBERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$70,844	$47,531
Line of credit	41,426	29,916
Accrued expenses	80,048	65,538
Deferred compensation	12,892	8,321
Contract liabilities	4,690	4,603
Operating lease liabilities, current	1,596	1,675
Warrant liabilities	1,890	1,380
Simple agreement for future equity (SAFE)	8,800	-
Current portion of long-term debt, net of debt issuance costs	23,540	22,666
Total Current Liabilities	245,726	181,630

Long-Term Liabilities:
Deferred income taxes	218	178
Operating lease liabilities, noncurrent	2,838	3,770
Long-term debt, net of debt issuance costs	46,710	51,000
Other long-term liabilities	467	367
Total Long-Term Liabilities	50,233	55,315
Total Liabilities	295,959	236,945

Commitments and Contingencies (Note 13)

Members’ (Deficit) Equity	(113,733)	(61,304)
Total Liabilities and Members’ (Deficit) Equity	$182,226	$175,641

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
Service	$140,268	$118,680	$274,966	$238,255
Recyclable commodity	24,338	18,904	49,446	32,299
Total revenue	164,606	137,584	324,412	270,554
Costs and Expenses:
Cost of revenue (exclusive of amortization and depreciation):
Service	136,185	114,323	265,878	228,516
Recyclable commodity	22,386	17,924	45,622	30,758
Total cost of revenue (exclusive of amortization and depreciation)	158,571	132,247	311,500	259,274
Sales and marketing	4,546	3,720	8,496	6,796
Product development	9,315	4,364	18,533	8,523
General and administrative	13,253	13,684	25,880	23,407
Amortization and depreciation	1,402	1,989	2,892	3,614
Total Costs and Expenses	187,087	156,004	367,301	301,614
Loss from Operations	(22,481)	(18,420)	(42,889)	(31,060)

Other Income (Expense):
Interest earned	-	-	-	2
Gain on forgiveness of debt	-	9,892	-	10,900
Loss on change in fair value of warrants	(232)	-	(510)	-
Excess fair value over the consideration received for SAFE	(800)	-	(800)	-
Other income(expense)	(357)	(220)	(687)	(404)
Interest expense	(3,911)	(2,654)	(7,686)	(4,850)
Total Other Income (Expense)	(5,300)	7,018	(9,683)	5,648
Loss Before Income Taxes	(27,781)	(11,402)	(52,572)	(25,412)

Income tax expense (benefit)	13	(560)	41	(709)
Net Loss	$(27,794)	$(10,842)	$(52,613)	$(24,703)
Net loss per unit, basic and diluted	$(0.83)	$(0.33)	$(1.57)	$(0.76)
Weighted-average units used in computing net loss per unit, basic and diluted	33,509,272	32,772,909	33,509,272	32,600,544

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ (DEFICIT) EQUITY (UNAUDITED)

(in thousands)

	Common	Preferred
	Unit Holders	Unit Holders	Total
Balance, March 31, 2021	$(137,435)	$102,508	$(34,927)
Compensation costs related to incentive units	-	244	244
Warrants exercised	-	30,496	30,496
Net loss	(3,139)	(7,703)	(10,842)
Balance, June 30, 2021	$(140,574)	$125,545	$(15,029)

Balance, March 31, 2022	$(161,308)	$75,243	$(86,065)
Compensation costs related to incentive units	-	126	126
Net loss	(7,830)	(19,964)	(27,794)
Balance, June 30, 2022	$(169,138)	$55,405	$(113,733)

	Common	Preferred
	Unit Holders	Unit Holders	Total
Balance, December 31, 2020	$(133,421)	$112,235	$(21,186)
Compensation costs related to incentive units	-	364	364
Warrants exercised	-	30,496	30,496
Net loss	(7,153)	(17,550)	(24,703)
Balance, June 30, 2021	$(140,574)	$125,545	$(15,029)

Balance, December 31, 2021	$(154,316)	$93,012	$(61,304)
Compensation costs related to incentive units	-	184	184
Net loss	(14,822)	(37,791)	(52,613)
Balance, June 30, 2022	$(169,138)	$55,405	$(113,733)

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(52,613)	$(24,703)
Adjustments to reconcile net loss to net cash flows from operating activities:
Loss on disposal of property and equipment	21	27
Amortization and depreciation	2,899	3,654
Amortization of debt issuance costs	1,663	679
Bad debt reserve	(2,467)	2,567
Loss on change in fair value of warrants	510	-
Excess fair value over the consideration received for SAFE	800	-
Equity-based compensation	184	364
Phantom unit expense	4,570	2,266
Gain on forgiveness of debt	-	(10,900)
Deferred income taxes	40	(727)
Change in operating assets and liabilities:
Accounts receivable	(2,471)	(6,374)
Contract assets	(5,159)	(3,207)
Prepaid expenses	225	(1,323)
Other current assets	(204)	(226)
Operating right-of-use assets	522	412
Other noncurrent assets	46	17
Accounts payable	21,476	659
Accrued expenses	14,510	(1,886)
Contract liabilities	87	(934)
Operating lease liabilities	(1,011)	(666)
Other liabilities	100	101
Net cash flows from operating activities	(16,272)	(40,200)

Cash flows from investing activities:
Property and equipment purchases	(685)	(491)
Intangible asset purchases	-	(50)
Net cash flows from investing activities	(685)	(541)

Cash flows from financing activities:
Net (payments) borrowings on line of credit	11,510	(4,331)
Proceeds from long-term debt	-	22,254
Repayments of long-term debt	(3,000)	-
Financing costs paid	(2,000)	(800)
Warrants exercised	-	30,496
Proceeds from SAFE	8,000
Payments of deferred offering costs	(1,288)	-
Net cash flows from financing activities	13,222	47,619

Net change in cash and cash equivalents	(3,735)	6,878
Cash, beginning of period	10,617	6,021
Cash, end of period	$6,882	$12,899

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,940	$3,908
Deferred offering costs recognized in accounts payable	1,837	-

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1—Nature of operations and summary of significant accounting policies

Description of Business – Rubicon Technologies, LLC is a digital marketplace for waste and recycling services and provides cloud-based waste and recycling solutions to businesses and governments. Rubicon’s sustainable waste and recycling solutions provide comprehensive management of customers’ waste streams through a platform that powers a modern, digital experience and delivers data-driven insights and transparency for the customers and hauling and recycling partners.

Rubicon provides consultation and management services to customers for waste removal, waste management, logistics, and recycling solutions. Consultation and management services include planning, consolidation of billing and administration, cost savings analyses, and vendor performance monitoring and management. The combination of Rubicon’s technology and services provides a holistic audit of customer waste streams. Rubicon also provides logistics services and markets and resells recyclable commodities.

Rubicon Technologies, LLC and all subsidiaries are hereafter referred to as “Rubicon” or the “Company.”

Basis of Presentation and Consolidation – The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to generally accepted accounting principles in the United States of America (“U.S. GAAP”) and reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the results of the interim periods presented, under the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

In the opinion of management, the Company has prepared the accompanying unaudited condensed consolidated financial statements on a basis substantially consistent with the audited consolidated financial statements of the Company as of and for the year ended December 31, 2021. These condensed consolidated financial statements include all adjustments consisting of only normal recurring adjustments, necessary for a fair statement of the results of the interim periods presented. The Company’s condensed consolidated financial statements include the accounts of Rubicon Technologies, LLC, and subsidiaries. The Company’s condensed consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year ending December 31, 2022. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes to the consolidated financial statements for the fiscal year ended December 31, 2021.

Segments – The Company operates in one operating segment. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assessing performance. The Company’s CODM role is fulfilled by the Executive Leadership Team (“ELT”), who allocates resources and assesses performance based upon consolidated financial information.

Use of Estimates – The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of any contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition – The Company recognizes service revenue over time, consistent with efforts performed and when the customer simultaneously receives and consumes the benefits provided by the Company’s services. The Company recognizes recyclable commodity revenue point in time when the ownership, risks, and rewards transfer. The Company derives its revenue from waste removal, waste management and consultation services, software subscriptions, and the purchase and sale of recyclable commodities.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Service Revenue:

Service revenues are primarily derived from long-term contracts with waste generator customers including multiple promises delivered through the Company’s digital marketplace platform. The promises include waste removal, consultation services, billing administration and consolidation, cost savings analyses, and vendor procurement and performance management, each of which constitutes an input to the combined service managed through the digital platform. The digital platform and services are highly interdependent, and accordingly, each contractual promise is not considered a distinct performance obligation in the context of the contract and is combined into a single performance obligation. In general, fees are invoiced, and revenue is recognized over time as control is transferred. Revenue is measured as the amount of consideration the Company expects to receive in exchange for providing the service. The Company invoices for certain services prior to performance. These advance invoices are included in contract liabilities and recognized as revenue in the period service is provided.

Service revenues also include software-as-a service subscription, maintenance, equipment and other professional services, which represent separate performance obligations. Once the performance obligations and the transaction price are determined, including an estimate of any variable consideration, the Company then allocates the transaction price to each performance obligation in the contract using a relative standalone selling price method. The Company determines standalone selling price based on the price at which the good or service is sold separately.

Recyclable Commodity Revenue:

The Company recognizes recyclable commodity revenue through the purchase and sale of old corrugated cardboard (OCC), old newsprint (ONP), aluminum, glass, pallets, and other recyclable materials at market prices. The Company purchases recyclable commodities from certain waste generator customers and sells the recyclable materials to recycling and processing facilities. Revenue recognized under these agreements is variable in nature based on the market, type and volume or weight of the materials sold. The amount of revenue recognized is based on commodity prices at the time of sale, which are unknown at contract inception. Fees are billed, and revenue is recognized at a point in time when control is transferred to the recycling and processing facilities.

Management reviews contracts and agreements the Company has with its waste generator customers and hauling and recycling partners, and performs an evaluation to consider the most appropriate manner in accordance with ASC 606-10, Revenue Recognition: Principal Agent Considerations, by which revenue is presented within the condensed consolidated statements of operations.

Judgment is required in evaluating the presentation of revenue on a gross versus net basis based on whether the Company controls the service provided to the end-user and are the principal in the transaction (gross), or the Company arranges for other parties to provide the service to the end-user and are the agent in the transaction (net). Management has concluded that the Company is the principal in most arrangements as it controls the waste removal service and is the primary obligor in the transactions.

Cost of Revenue, exclusive of amortization and depreciation – Cost of service revenues primarily consists of expenses related to delivering the Company’s service and providing support, including third-party hauler costs, costs of data center capacity, certain fees paid to various third parties for the use of their technology, services and data, and employee-related costs such as salaries and benefits.

Cost of recyclable commodity revenues primarily consists of expenses related to purchase of old corrugated cardboard (OCC), old newsprint (ONP), aluminum, glass, pallets and other recyclable materials, and any associated transportation fees.

The Company recognizes the cost of revenue exclusive of any amortization or depreciation expenses, which are recognized in operating expense on the condensed consolidated statements of operations.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Cash and Cash Equivalents – The Company considers all highly liquid investments purchased with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times exceed the Federal Deposit Insurance Corporation insurance limits. The Company has not experienced losses in such accounts and does not believe it is exposed to any significant credit risk.

Accounts Receivable – Accounts receivable consists of trade accounts receivable for services provided to customers. Accounts receivable are stated at the amount the Company expects to collect. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Past-due balances and other higher-risk amounts are reviewed individually for collectability. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

Contract Balances – In cases where our customers pay for services in arrears, the Company accrues for revenue in advance of billings as long as the criteria for revenue recognition are met, thus creating a contract asset (unbilled receivable). As of June 30, 2022 and December 31, 2021, the Company had unbilled receivables of $62.1 million and $57.0 million, respectively. These unbilled balances were the result of services provided in period, but not yet billed to the customer. During the six months ended June 30, 2022, the Company invoiced its customers $49.6 million pertaining to contract assets for services delivered prior to December 31, 2021.

Contract liabilities (deferred revenue) consists of amounts collected prior to having satisfied the performance obligation. The Company periodically invoices customers for recurring front load services in advance on a monthly basis. As of June 30, 2022 and December 31, 2021, the Company had deferred revenue balances of $4.7 million and $4.6 million, respectively. During the six months ended June 30, 2022, the Company recognized $3.7 million of revenue that was included in the contract liabilities balance as of December 31, 2021.

Accrued Hauler Expenses – The Company recognizes hauler costs and the cost of recyclable products when services are performed. Accounting for accrued hauler costs and the cost of recyclable products requires estimates and assumptions regarding the quantity of waste collected by their vendors. The Company estimates quantities using historical transaction and market data based on the waste stream composition, equipment type, and equipment size. Accrued hauler expenses are presented within accrued expenses on the condensed consolidated balance sheets.

Fair Value Measurements – U.S. GAAP establishes a fair value hierarchy which has three levels based on the reliability of the inputs to determine the fair value. These levels include: Level 1, defined as inputs such as unadjusted quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for use when little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term nature of these items.

Deferred Offering Costs – Offering costs, consisting of legal, accounting, printer and filing fees related to the Mergers (as defined in Note 17), are deferred and will be offset against proceeds from the Mergers upon consummation of the transactions. In the event the transactions are terminated, all deferred offering costs would be expensed at that time. Deferred offering costs capitalized as of June 30, 2022 and December 31, 2021 were $4.2 million and $1.1 million, respectively, and included in other noncurrent assets on the condensed consolidated balance sheets.

Customer Acquisition Costs – The Company makes certain expenditures related to acquiring contracts for future services. These expenditures are capitalized and amortized in proportion to the expected future revenue from the customer, which in most cases results in straight-line amortization over the life of the customer. Amortization of these customer incentive costs is presented within amortization and depreciation on the condensed consolidated statements of operations.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 2—Recent accounting pronouncements

Accounting pronouncements adopted during 2022

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and contracts in an Entity’s Own Equity, which reduced the number of models used to account for convertible instruments, amends the accounting for certain contracts in an entity’s own equity that would have been previously been accounted for as derivatives and modifies the diluted per share calculations for convertible instruments. The Company adopted this ASU as of January 1, 2022 using the modified retrospective method. The adoption did not have a material impact on the Company’s consolidated financial statements.

Accounting pronouncements issued, but not adopted as of June 30, 2022

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans, and available-for-sale debt securities. ASU 2016-13 is effective for the Company at the beginning of 2023, with early adoption permitted. The Company is currently evaluating the impact this ASU will have on the Company’s consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combination (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, Revenue from Contracts with Customers. ASU 2021-08 will be effective for the Company at the beginning of 2024 on a prospective basis, with early adoption permitted. The Company is currently evaluating the impact of this ASU will have on the Company’s consolidated financial statements.

Note 3—Property and equipment

Property and equipment, net is comprised of the following as of June 30, 2022 and December 31, 2021 (in thousands):

	June 30, 2022	December 31, 2021
Computers, equipment and software	$3,378	$2,968
Customer equipment	1,230	1,122
Furniture and fixtures	1,689	1,570
Leasehold improvements	3,771	3,769
	10,068	9,429
Less accumulated depreciation and amortization	(7,468)	(6,818)
Property and equipment, net	$2,600	$2,611

Depreciation and amortization expense reflected in operating expense for the three months ended June 30, 2022 and 2021 was $0.3 million and $0.4 million, respectively. Depreciation expense for the six months ended June 30, 2022 and 2021 was $0.7 million and $0.8 million, respectively

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 4—Debt

Revolving Credit Facility – On December 14, 2018, the Company entered into a $60.0 million “Revolving Credit Facility” secured by all assets of the Company including accounts receivable, intellectual property, and general intangibles. The loan’s original maturity was December 31, 2021 and bore an interest rate of LIBOR plus 4.5% (6.0% at December 31, 2021).

On February 27, 2020, the Company amended the Revolving Credit Facility extending the maturity date to December 31, 2022.

On March 24, 2021, the Company amended the Revolving Credit Facility which modified the calculation of qualified billed and unbilled receivables. The amendment incrementally increased the qualified unbilled receivables resulting in additional availability on the Revolving Credit Facility. On October 15, 2021, the Company amended the Revolving Credit Facility, adding terms permitting the Company to enter into additional subordinated loan agreements.

On April 26, 2022, the Company amended the Revolving Credit Facility. The amendment replaced the benchmark interest of LIBOR with SOFR, and as a result, the Revolving Credit Facility bears SOFR plus 4.6% (6.1% at June 30, 2022). The fee on the average daily balance of unused loan commitments is 0.7%.

The borrowing capacity of the Revolving Credit Facility is calculated based on qualified billed and unbilled receivables. Interest and fees are payable monthly with principal due upon maturity. In accordance with ASC 470-50, Debt – Modifications and Extinguishments, it was determined that the Revolving Credit Facility amendments were considered a debt modification.

The Revolving Credit Facility requires a lockbox arrangement, which provides for receipts to be swept daily to reduce borrowings outstanding at the discretion of the lender. This arrangement, combined with the existence of the subjective acceleration clause in the “Line of Credit” agreement, necessitates the Line of Credit be classified as a current liability on the consolidated balance sheets. The acceleration clause allows for amounts due under the facility to become immediately due in the event of a material adverse change in the Company’s business condition (financial or otherwise), operations, properties or prospects, change of management, or change in control. As of June 30, 2022, the Company’s total outstanding borrowings under the Line of Credit were $41.4 million and $18.6 million remained available to draw. As of December 31, 2021, the Company’s total outstanding borrowings under the Line of Credit were $29.9 million and $23.0 million remained available to draw. The Revolving Credit Facility is subject to certain financial covenants. As of June 30, 2022, the Company was in compliance with these financial covenants.

Term Loan Facilities – On March 29, 2019, the Company entered into a $20.0 million “Term Loan” agreement secured by a second lien on all assets of the Company including accounts receivable, intellectual property and general intangibles. The Term Loan bore an interest rate of LIBOR plus 9.0% with the maturity date of the earlier of March 29, 2024 or the maturity date of the Revolving Credit Facility.

On February 27, 2020, the Company amended the Term Loan agreement, increasing the principal amount of the facility to $40.0 million. The amended term loan bears an interest rate of LIBOR plus 9.5% and includes covenants for minimum qualified billed and unbilled receivables. In accordance with ASC 470-50, Debt – Modifications and Extinguishments, it was determined that this Term Loan amendment was considered a debt modification.

On March 24, 2021, the Company amended the Term Loan agreement, increasing the principal amount of the facility to $60.0 million and deferring principal payments to July 2021. The Company committed to minimum equity raise of $100.0 million, which if not completed by July 31, 2021, could require the use of available funds under the Line of Credit as term loan collateral by an amount up to $20.0 million. In accordance with ASC 470-50, Debt – Modifications and Extinguishments, it was determined that this Term Loan amendment was considered a debt modification.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On October 15, 2021, the Company amended the Term Loan agreement, adding terms permitting the Company to enter into additional subordinated loan agreements. The amendment also modified the qualified equity contributions requirement of $100.0 million by July 31, 2021 to $50.0 million during the period after October 15, 2021 and on or prior to February 28, 2022. The lender has waived the requirement to use the available funds under the Line of Credit as term loan collateral through June 30, 2022 with the term loan amendment executed on April 26, 2022. Since the Mergers (see Note 17) had not consummated on or prior to June 30, 2022, the Company did not meet the amended qualified equity contributions requirement. The Company does not believe that any term loan collateral reduction corresponding to the qualified equity contribution would impact the Company’s ability to meet its liquidity requirements over the next twelve months. Pursuant to the amended Term Loan agreement, on October 15, 2021, the Company entered into warrant agreements and issued common unit purchase warrants (see Note 8). In accordance with ASC 470-50, Debt – Modifications and Extinguishments, it was determined that this Term Loan amendment was considered a debt modification.

On December 22, 2021, the Company entered into a $20.0 million “Subordinated Term Loan” agreement secured by a third lien on all assets of the Company including accounts receivable, intellectual property and general intangibles. The Subordinated Term Loan matures on December 22, 2022 and bears an interest rate of 15.0%. Pursuant to the Subordinated Term Loan agreement, the Company entered into warrant agreements and issued common unit purchase warrants (see Note 8).

Amortization of deferred debt charges were $0.8 million and $0.2 million for the three months ended June 30, 2022 and 2021, respectively. Amortization of deferred debt charges were $1.6 million and $0.4 million for the six months ended June 30, 2022 and 2021, respectively.

Components of long-term debt were as follows (in thousands):

	June 30, 2022	December 31, 2021
Term loan balance	$74,000	$77,000
Less unamortized loan origination costs	(3,750)	(3,334)
Total borrowed	70,250	76,666
Less short-term loan balance	(23,540)	(22,666)
Long-term loan balance	$46,710	$51,000

At June 30,2022, the aggregate maturities of long-term debt for the remainder of 2022 and subsequent years are as follows (in thousands):

Fiscal Years Ending December 31,
2022	$23,000
2023	6,000
2024	45,000
$74,000

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

PPP Loans – In 2020, the Company received loans under the Paycheck Protection Program (“PPP”) for an amount totaling $10.8 million, which was established under the Coronavirus Aid, Relief, and Economic Security Act approved by the U.S. Congress on March 27, 2020 (the “CARES Act”) and administered by the Small Business Administration (“SBA”). The PPP Loans had a maturity date of 2 years from the initial disbursement and carried an interest rate of 1% per year. The application for the PPP Loan required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operation of the Company. This certification further required the Company to consider current business activity and ability to access other sources of liquidity sufficient to support the ongoing operations in a manner that was not significantly detrimental to the business. The receipt of the funds from the PPP Loans and the forgiveness of the PPP Loans were dependent on the Company having initially qualified for the PPP Loans and qualifying for the forgiveness of such PPP Loans based on funds being used for certain expenditures such as payroll costs and rent, as required by the terms of the PPP Loans.

The PPP Loans were eligible for forgiveness as part of the CARES Act, if certain requirements were met. The Company applied for forgiveness with the SBA in December 2020, and on March 30, 2021, the SBA forgave the principal balance and associated accumulated interest of one of the two PPP Loans in full. As a result, the Company recognized $1.0 million to gain on forgiveness of debt in the condensed consolidated statements of operations in the three months ended March 31, 2021. On June 10, 2021, the SBA forgave the principal balance and associated accumulated interest of the second PPP Loans in full. As a result, the Company recognized $9.9 million to gain on forgiveness of debt in the condensed consolidated statements of operations in the three months ended March 31, 2021. Presently, the SBA and other government communications have indicated that all loans in excess of $2.0 million will be subject to audit and that those audits could take up to seven years to complete. If the SBA determines that the PPP Loan was not properly obtained and/or expenditures supporting forgiveness were not appropriate, the Company would be required to repay some or all of the PPP Loan and record additional expense which could have a material adverse effect on the Company business, financial condition and results of operations in a future period.

The Company elected to repay $2.3 million of the PPP Loans during 2020, which the SBA paid back to the Company upon forgiveness of the PPP loan on June 10, 2021. The PPP Loan balances were $-0- as of June 30, 2022 and December 31, 2021.

Interest expense related to the Revolving Credit Facility, Term Loan Facility, and PPP Loan was $3.9 million and $2.7 million for the three months ended June 30, 2022 and 2021, respectively. Interest expense was $7.7 million and $4.9 million for the six months ended June 30, 2022 and 2021, respectively.

Note 5—Accrued expenses

Accrued expenses consist of the following as of June 30, 2022 and December 31, 2021 (in thousands):

	June 30, 2022	December 31, 2021
Accrued hauler expenses	$57,019	$49,607
Accrued compensation	13,636	9,656
Accrued income taxes	-	3
Other accrued expenses	9,393	6,272
	$80,048	$65,538

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 6—Goodwill and other intangibles

There were no additions to goodwill for the year ended December 31, 2021 or the six months ended June 30, 2022. No impairment of goodwill was identified for the year ended December 31, 2021 or the six months ended June 30, 2022.

Intangible assets consisted of the following (in thousands, except years):

	June 30, 2022
	Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade Name	5	$728	$(728)	$-
Customer and hauler relationships	2 to 8	20,976	(10,862)	10,114
Non-competition agreements	3 to 4	550	(550)	-
Technology	3	3,178	(1,637)	1,541
		25,432	(13,777)	11,655
Domain Name	Indefinite	835	-	835
		$26,267	$(13,777)	$12,490

	December 31, 2021
	Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade Name	5	$728	$(728)	$-
Customer and hauler relationships	2 to 8	20,976	(9,582)	11,394
Non-competition agreements	3 to 4	550	(487)	63
Technology	3	3,178	(1,307)	1,871
		25,432	(12,104)	13,328
Domain Name	Indefinite	835	-	835
		$26,267	$(12,104)	$14,163

Amortization expense for intangible assets was $0.8 million and $0.8 million for the three months ended June 30, 2022 and 2021, respectively. Amortization expense for intangible assets was $1.7 million and $1.6 million for the six months ended June 30, 2022 and 2021, respectively. Future amortization expense for the remainder of fiscal year 2021 and subsequent years is as follows (in thousands):

Fiscal Years Ending December 31,
2022	$1,609
2023	3,220
2024	3,110
2025	2,559
2026	1,157
$11,655

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 7—Members’ (deficit) equity

	Authorized as of		Held by Members as of
	June 30, 2022	December 31, 2021	June 30, 2022	December 31, 2021
Common units	34,438,298	34,438,298	9,440,108	9,440,108
Series A Preferred	4,834,906	4,834,906	4,834,906	4,834,906
Series B Preferred	6,820,450	6,820,450	6,774,923	6,774,923
Series C Preferred	3,142,815	3,142,815	3,141,500	3,141,500
Series D Preferred	2,816,403	2,816,403	2,787,707	2,787,707
Series E Preferred	7,451,981	7,451,981	6,530,128	6,530,128
	59,504,853	59,504,853	33,509,272	33,509,272

The founding member holds 8,278,000 common units.

Under the terms of the LLC Operating Agreement (“Agreement”), allocations of profits, losses, capital gains, and distributions are in the following priorities:

Profits and Losses – After giving effect to any required regulatory allocations, net profits and net losses (and to the extent necessary, individual items of income, gain, loss, deduction, or credit) of the Company shall be allocated to and among the members in a manner such that, as of the end of each allocation period, the sum of (i) the capital account of each member, (ii) each member’s share of partnership minimum gain (as determined in accordance with Treasury Regulations Section 1.704-2(g)), and (iii) each member’s partner nonrecourse debt minimum gain, shall be equal, as nearly as possible, to the respective net amounts that would be distributed to such member if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their book value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the assets securing such liability), and the net assets of the Company were distributed in accordance with the Agreement to the members immediately after making such allocations.

Distributions – Distributable cash from operations shall be distributed to the members as follows:

First, to members for tax distributions based on the highest applicable individual income tax rate applied to the allocation of net taxable income.

Second, to preferred unit holders on a pro rata basis until each preferred unit holder has received aggregate distributions in full repayment of their capital contributions.

Last, to preferred and common unit holders pro rata according to the number of units held by each member.

The Agreement also contains provisions governing the sale of the founding member’s interest in certain circumstances. The Agreement also provides for certain limitations of liability of operating managers upon good faith distributions of funds in accordance with the Agreement and limits each member’s liability to their respective capital contribution.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 8—Warrant Liabilities

Pursuant to the amended Term Loan agreement entered on October 15, 2021 (see Note 4), the Company concurrently entered into warrant agreements and issued common unit purchase warrants, which granted the lender the right to purchase up to 62,003 units of the Company’s common units at the exercise price of $0.01 any time prior to the earlier of the tenth anniversary of the issuance date of October 15, 2021, or certain triggering events, including a sale of the Company, the Company’s initial public offering and a merger between the Company and a special purpose acquisition company (“SPAC”), where the warrants are fully redeemed or exchanged. The Company determined that the warrants required liability classification pursuant to ASC 480 Distinguishing Liabilities from Equity. As such, the outstanding warrants are recognized as warrant liabilities on the consolidated balance sheets and were measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income (expense) on the consolidated statements of operations. The Company measured the fair value of the warrants as of June 30, 2022 and December 31, 2021, and recognized $1.8 million and $1.3 million of warrant liabilities in the condensed consolidated balance sheets, respectively, with the difference of $0.5 million recorded as other expense on the condensed consolidated statement of operations for the six months ended June 30, 2022. For the three months ended June 30, 2022, $0.2 million was recorded as other expense on the condensed consolidated statement of operations as a result of the change in the fair value of the warrants during the period. During the six months ended June 30, 2022 and the year ended December 31, 2021, none of the warrants issued to the lender of the Term Loan were exercised.

Pursuant to the Subordinated Term Loan agreement entered on December 22, 2021 (see Note 4), the Company concurrently entered into warrant agreements and issued common unit purchase warrants under the condition that if the Company does not repay the term loans on or prior to the maturity date, the lender receives right to purchase up to (i) the number of the Company’s common units worth $2.0 million if the Company consummates a SPAC transaction on or before the maturity date or (ii) 54,600 units of the Company’s common units in case the SPAC transaction is not consummated on or before the maturity date, at the exercise price of $0.01 any time after the maturity date prior to the earlier of the date principal and interest on all outstanding term loans under this Subordinated Term Loan agreement are repaid or the tenth anniversary of the issuance date. If the Company repays the Subordinated Term Loan on or prior to the maturity date, the warrants will automatically terminate and be voided and no warrant will be exercisable. The Company determined that the warrants required liability classification pursuant to ASC 480 Distinguishing Liabilities from Equity. The Company measured the fair value of the warrants as of June 30, 2022 and December 31, 2021, and recognized $0.1 million and $0.1 million of warrant liabilities in the condensed consolidated balance sheets, respectively. The impact to the condensed consolidated statements of operations from the changes in the fair value of the warrants was insignificant for the three months and the six months ended June 30, 2022. During the six months ended June 30, 2022 and the year ended December 31, 2021, none of the warrants issued to the lender of the Subordinated Term Loan were exercisable.

Note 9—Equity investment agreement

On May 25, 2022, the Company and FOUN (as defined in Note 17) entered into the Rubicon Equity Investment Agreement with certain investors, whereby, the investors have agreed to advance to the Company up to $8,000,000 and, upon consummation of the Mergers (as defined in Note 17), and in exchange for the advancements, (a) New Rubicon (as defined in Note 17) will cause to be issued up to 880,000 Class B Units of the Company and 160,000 shares of Domestication Class A Common Stock to the investors and (b) Founder SPAC Sponsor LLC (“Sponsor”) will forfeit up to 160,000 shares of Domestication Class A Common Stock, in each case subject to actual amounts advanced by the investors. In accordance with the Rubicon Equity Investment Agreement, on May 25, 2022, the Company received $8,000,000 of cash from the investors. The Company determined that the Rubicon Equity Investment Agreement required liability classification pursuant to ASC 480 Distinguishing Liabilities from Equity. As such, the Rubicon Equity Investment Agreement was recognized as simple agreement for future equity (SAFE) under current liabilities on the consolidated balance sheets, measured at the agreement execution date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income (expense) on the consolidated statements of operations. The Company measured its fair value as of the agreement execution and recognized $8.8 million of simple agreement for future equity on the consolidated balance sheets, with the $0.8 million difference between the fair value and the amount of cash received recorded as other expense on the consolidated statements of operations. Between the agreement execution date and June 30, 2022, there was no change in the fair value of the Rubicon Equity Investment Agreement. On August 15, 2022, the Mergers closed (see Note 17), and New Rubicon issued 880,000 Class B Units of the Company and 160,000 shares of Domestication Class A Common Stock to the investors and FOUN forfeited 160,000 shares of Domestication Class A Common Stock.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 10—Equity incentive plan

The 2014 Profits Participation Plan and Unit Appreciation Rights Plan (“2014 Plan”) is a Board-approved plan. Under the 2014 Plan, the Company has the authority to grant incentive and phantom units to acquire common units. Unit awards generally vest at 25% of the units on the one year anniversary of continued employment, with the remaining 75% vesting in equal monthly installments over the next three years, unless otherwise specified.

Incentive Units – Calculating incentive unit compensation expense requires the input of highly subjective assumptions pertaining to the fair value of its units. The Company utilized an independent valuation specialist to assist with the Company’s determination of the fair value per unit. The methods used to determine the fair value per unit included discounted cash flow analysis, comparable public company analysis, and comparable acquisition analysis. Starting in the first quarter of 2021, the probability-weighted expected return method was used and considered multiple exit scenarios. The assumptions used in calculating the fair value of incentive unit awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. The Company estimates volatility based on a comparable market index and has calculated the historical volatility for the index for a period of time that corresponds to the expected term of the option. The expected term is calculated based on the estimated time for which the option will be held by the awardee. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

Management uses the Black-Scholes-Merton option pricing model to determine the fair value of units issued. There were no incentive units granted during the six months ended June 30, 2022. Compensation expense for all incentive units awarded to date is recognized over the vesting term of the underlying incentive units. The Company recognized $0.1 million and $0.2 million in equity compensation costs during the three months ended June 30, 2022 and 2021, respectively. The Company recognized $0.2 million and $0.4 million in equity compensation costs during the six months ended June 30, 2022 and 2021, respectively.

The following represents a summary of the Company’s incentive unit activity and related information for the six months ended June 30, 2022:

Units
Outstanding - December 31, 2021	3,084,650
Granted	-
Forfeited/redeemed	-
Outstanding – June 30, 2022	3,084,650
Vested – June 30, 2022	2,921,918

A summary of nonvested incentive units and changes for the six months ended June 30, 2022 follows:

	Units	Weighted Average Grant Date Fair Value
Nonvested - December 31, 2021	198,210	$10.25
Granted	-	-
Vested	(35,479)	5.19
Forfeited/redeemed	-	-
Nonvested - June 30, 2022	162,731	$11.36

As of June 30, 2022, there was $1.9 million of total unrecognized compensation cost related to incentive unit arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of 2.5 years.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Additionally, the Company is authorized to issue phantom units to eligible employees under the terms of the Company’s Unit Appreciation Rights Plan. The Company estimates the fair value of the phantom units as of the end of each reporting period and expenses the vested fair market value of each award. The fair value of the phantom units is measured using the same independent valuation assessment as the incentive units.

The Company did not award any phantom units during the three and six months ended June 30, 2022. Compensation cost recognized during the three months ended June 30, 2022 and 2021 was $2.0 million and $1.4 million, respectively. Compensation cost recognized during the six months ended June 30, 2022 and 2021 was $4.6 million and $2.3 million, respectively.

Note 11—Net loss per preferred and common unit

Basic net loss per share is computed by dividing net loss by the weighted average number of units outstanding for the period. Diluted net loss per unit is computed by giving effect to all potential dilutive common unit equivalents for the period. Basic and diluted net loss per share were the same for each period presented as the inclusion of all potential units outstanding would have been anti-dilutive.

The following table sets forth the calculation of basic and diluted net loss per preferred and common unit during the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss attributable to unitholders (in thousands)	$(27,794)	$(10,842)	$(52,613)	$(24,703)
Weighted-average units used in computing net loss per unit, basic and diluted	33,509,272	32,772,909	33,509,272	32,600,544
Net loss per preferred unit, basic and diluted	$(0.83)	$(0.33)	$(1.57)	$(0.76)
Net loss per common unit, basic and diluted	$(0.83)	$(0.33)	$(1.57)	$(0.76)

Due to their antidilutive effect, the warrants described in Note 8 and the Rubicon Equity Investment Agreement described in Note 9 have been excluded from the calculation of diluted net loss per common unit.

Note 12—Income taxes

The Company’s quarterly tax provision is based upon an estimated annual effective tax rate. The Company’s provision for income taxes has not been historically significant to the business as the Company has incurred operating losses to date. The provision for income taxes consists primarily of state taxes in jurisdictions in which the Company conducts business.

The Company’s income tax expense (benefit) was $-0- million and $(0.6) million for the three months ended June 30, 2022 and 2021, respectively, with an effective tax rate of (0.1)% and 4.9%, respectively. The Company’s income tax expense (benefit) was $-0- million and $(0.7) million for the six months ended June 30, 2022 and 2021, respectively, with an effective tax rate of (0.1)% and 2.8%, respectively. The provision for income taxes differs from the amount that would result from applying statutory rates because of differences in the deductibility of certain book and tax expenses. Significant book to tax temporary differences that result in taxable income to the Company for the six months ended June 30, 2022 include accrued bonuses and accounts receivable allowances not deductible for tax purposes and variations between both amortization and depreciation methods.

During the six months ended June 30, 2022, the Company recorded a full valuation allowance against its deferred tax assets. The Company intends to maintain this position until there is sufficient evidence to support the reversal of all or some portion of the allowance. The Company also has certain assets with indefinite lives for which the basis is different for book and tax. In accordance with ASC 740-10-30-18, the deferred tax liability related to these intangible assets cannot be used to offset deferred tax assets when determining the amount of the valuation allowance for deferred tax assets which are not more-likely-than-not to be realized. As a result, the Company is in a net deferred tax liability position of $0.2 million as of June 30, 2022.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 13 – Commitments and contingencies

Legal Matters

In the ordinary course of business, the Company is or may be involved in various legal or regulatory proceedings, claims or purported class actions related to alleged infringement of third-party patents and other intellectual property rights, commercial, corporate and securities, labor and employment, wage and hour and other claims.

The Company makes a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impacts of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. The outcomes of legal proceedings and other contingencies are, however, inherently unpredictable and subject to significant uncertainties. At this time, the Company is not able to reasonably estimate the amount or range of possible losses in excess of any amounts accrued, including losses that could arise as a result of application of non-monetary remedies, with respect to the contingencies it faces, and the Company’s estimates may not prove to be accurate.

In management’s opinion, resolution of all current matters, including all those described below, is not expected to have a material adverse impact on the Company’s condensed consolidated results of operations, cash flows or financial position. However, depending on the nature and timing of any such dispute or other contingency, an unfavorable resolution of a matter could materially affect the Company’s current or future results of operations or cash flows, or both.

Leases

The Company leases its office facilities under operating lease agreements expiring through 2031. While each of the leases includes renewal options, the Company has only included the base lease term in its calculation of lease assets and liabilities as it is not reasonably certain to utilize the renewal options. The Company does not have any finance leases.

The following table presents information regarding the maturities of the undiscounted remaining operating lease payments, with a reconciliation to the amount of the liabilities representing such payments as presented on the June 30, 2022 condensed consolidated balance sheet (in thousands).

Years Ending December 31,
2022	$1,124
2023	2,276
2024	1,228
2025	151
2026	152
Thereafter	732
Total minimum lease payments	$5,663
Less: Imputed interest	(1,229)
Total operating lease liabilities	$4,434

Software subscription

The Company entered into a certain software subscription agreement with Palantir Technologies, Inc., including related support and update services on September 22, 2021. The Company subsequently amended the agreement on December 15, 2021. The term of the agreement is through December 31, 2024. Pursuant to the agreement, as of June 30, 2022, the Company is committed to pay $20.3 million in the next 12 months and $22.5 million thereafter through October 2024.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 14—Related party transactions

Sales to related party investors in the amount of $0.4 million and $0.4 million were included in revenues in the condensed consolidated statements of operations for the three months ended June 30, 2022 and 2021, respectively. Sales to related party investors in the amount of $0.8 million and $0.8 million were included in revenues in the condensed consolidated statements of operations for the six months ended June 30, 2022 and 2021, respectively. The billed and unbilled accounts receivable balance as of June 30, 2022 and December 31, 2021 was $0.3 million and $0.3 million, respectively. All outstanding balances with the related party were priced on an arms-length basis and are to be settled in cash. None of the balances is secured. No expense has been recognized in the current year or prior year for bad or doubtful debts in respect of amounts owed by related parties.

Note 15—Concentrations

During the three months ended June 30, 2022 and 2021, the Company had two significant customers that accounted for approximately 26% and 28% of total revenues, respectively. During the six months ended June 30, 2022 and 2021, the Company had two significant customers that accounted for approximately 29% and 28% of total revenues, respectively. As of June 30, 2022 and December 31, 2021, approximately 21% and 23%, respectively, of the Company’s accounts receivable and contract assets were due from these two customers.

Note 16—Liquidity and mergers

During the six months ended June 30, 2022, and in each fiscal year since the Company’s inception, it has incurred losses from operations and generated negative cash flows from operating activities. The Company also has negative working capital and is in member’s deficit as of June 30, 2022 and December 31, 2021 and debt that is maturing in 2022.

On August 15, 2022, the Company consummated the transaction pursuant to the Merger Agreement dated December 15, 2021 with Founder SPAC (“FOUN”), a Special Purpose Acquisition Company (the “Mergers”) (See Note 17). As a result of the Mergers, the Company received $73.8 million of additional cash on its consolidated balance sheet, after accounting for the related transaction costs and payments for the Forward Purchase Agreement (See Note 17).

Management believes that additional capital will be needed to support the Company’s debt and growth. Management plans to refinance its existing debt obligations and fund its future operations, product development, and acquisitions by raising additional capital through debt, equity and other financing arrangements. In management’s opinion, additional debt, equity and other financing arrangements, combined with extending the Company’s line of credit, will provide liquidity for the Company for at least one year. However, it is possible additional funding, if needed, may have terms that are less favorable to the Company than its existing terms.

RUBICON TECHNOLOGIES, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 17—Subsequent events

Subsequent events have been evaluated through August 19, 2022.

On August 4, 2022, FOUN and ACM ARRT F LLC (“ACM Seller”, together with such other parties to which obligations of ACM Seller were novated, the “FPA Sellers”) entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, FPA Sellers intended, but were not obligated, to purchase Class A ordinary shares, par value $0.0001 per share, of FOUN (the “Shares”) after the date of the Forward Purchase Agreement from holders of Shares (other than FOUN or affiliates of FOUN) who have elected to redeem Shares (such purchased Shares, the “Recycled Shares”) pursuant to redemption rights set forth in FOUN’s amended and restated memorandum and articles of association (the “Governing Documents”) in connection with the Mergers (such holders, “Redeeming Holders”). The aggregate total Subject Shares (as defined in the Forward Purchase Agreement) will be 15 million shares (the “Maximum Number of Shares”). In addition, FPA Sellers have agreed to purchase one million shares from Redeeming Holders (the “Separate Shares”). FPA Sellers may not beneficially own greater than 9.9% of the Shares on a post-Mergers pro forma basis. Pursuant to the terms of the Forward Purchase Agreement, FPA Sellers purchased approximately 7.1 million Shares, including the Subject Shares and the Separate Shares, prior to the closing of the Mergers,

On August 15, 2022, the Company consummated the transaction pursuant to the Merger Agreement dated December 15, 2021 with Founder SPAC (“FOUN”), a Special Purpose Acquisition Company (the “Mergers”). Pursuant to the Merger Agreement, the newly-formed Ravenclaw Merger Sub LLC (“Merger Sub”), as a wholly-owned subsidiary of FOUN, merged with and into Rubicon, with Rubicon surviving as a wholly-owned subsidiary of FOUN (“New Rubicon”). Upon closing, FOUN changed its name to Rubicon Technologies, Inc. (“RBT”), and listed its Domestication Class A Common Stock on the New York Stock Exchange with trading symbol “RBT”.

The Mergers will be accounted for as a reverse recapitalization. The Company was deemed the accounting acquirer with Rubicon Technologies, Inc. as the successor registrant. As such, FOUN will be treated as the acquired company for financial reporting purposes, and financial statements for periods prior to the Mergers will be those of the Company.